UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR, REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES SET FORTH IN SECTIONS 305 AND 306 OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 305 AND 306 OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTIONS 305 AND 306 OF THE INDENTURE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILLIATE OF THE COMPANY WAS OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUER OR THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE

SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OR RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE ISSUER AND THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (C) (IF THE TRANSFEROR IS THE REGISTERED HOLDER OF THIS NOTE), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) PURSUANT TO CLAUSE (E), TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE ISSUER, THE COMPANY AND THE TRUSTEE A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED MAY 29, 1997. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTES EVIDENCED HEREBY, THE HOLDER HEREOF MUST CHECK THE APPROPRIATE BOX SET FORTH HEREIN RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THE APPROPRIATE CERTIFICATE TO THE TRUSTEE, THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYMENT RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR (ii) THE ACQUISITION AND HOLDING OF THIS NOTE BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS EXEMPT FROM ANY SUCH PROHIBITION.

IBP FINANCE COMPANY OF CANADA

7.45% Senior Note due 2007

guaranteed by

IBP, inc.

Number R-1

U.S. $125,000,000                                                                                                       CUSIP NO.: 44923N AA 9

        IBP Finance Company of Canada (herein called the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the initial principal amount specified in Schedule A hereto on June 1, 2007, and to pay interest thereon from the date hereof or from the most recent interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 of each year (commencing December 1, 1997), at the rate of 7.45% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

        Payment of the principal of (and premium, if any) and interest on this Senior Note will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York in dollars; provided, however, that at the option of the Issuer, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

        Payment of the principal of (and premium, if any), interest, Additional Amounts on, and other amounts payable in respect of, this Senior Note is guaranteed by the Company as provided in such Indenture.

        Reference is hereby made to the further provisions of this Senior Note set forth hereinafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to hereinafter by manual signature, this Senior Note, including the Guaranty by the Company, shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, each of the Issuer and the Company has caused this instrument to be duly executed.

Dated: June 3, 1997	IBP FINANCE COMPANY OF CANADA,
as Issuer

By: /s/ Larry Shipley
Title:

IBP, inc., as Guarantor

By: /s/ Larry Shipley
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 7.45% Senior Notes due 2007 issued under the Indenture referred to in this Senior Note.

First Trust National Association,
as Trustee

By: /s/ GM Carroll
Authorized Signatory

        1. This Senior Note is one of a duly authorized issue of securities of the Issuer designated as its "7.45% Senior Notes due 2007" (herein called the "Senior Notes") limited in aggregate principal amount to One Hundred Twenty Five Million United States dollars (U.S.$125,000,000), issued and to be issued in a single series under an indenture, dated as of June 1, 1997 (as amended or supplemented from time to time, the "Indenture"), among the Issuer, IBP, inc. (the "Company"), as guarantor, and First Trust National Association, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Company, the Trustee and each of the Holders and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. All terms used in this Senior Note which are not defined herein shall have the meanings assigned to them in the Indenture.

        2. Interest on this Senior Note will be computed on the basis of a 360-day year of twelve, 30-day months. Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. If any payment of principal of (and premium, if any) or installment of interest on this Senior Note is not paid when due then, to the extent that payment of such interest shall be legally enforceable, interest upon such overdue principal (and premium, if any) and installment of interest, shall be paid at the rate set forth on the face of this Senior Note. The Issuer shall pay the Holders such Additional Amounts as may be payable under Section 1007 of the Indenture.

        3. The Indenture contains provisions for (i) defeasance of certain of the obligations of the Issuer and the Company (including covenants) under the Indenture and (ii) satisfaction and discharge of the Indenture upon compliance by the Issuer and the Company with certain conditions set forth therein, which provisions apply to this Senior Note.

        4. Except as provided in the next paragraph, the Notes will not be redeemable at the option of the Issuer.

If at any time the Issuer becomes or (if it were then to make a payment in respect of any Note) would become obligated to pay Additional Amounts under Section 1007 of the Indenture, the Issuer may, at its option, redeem such Senior Note at 100% of its principal amount, together with accrued interest and any Additional Amounts thereon to the date of redemption, at any time after the Issue Date and in any case not earlier than the date immediately preceding the first date on which the Issuer becomes or (if it were then to make a payment in respect of any Senior Note) would become obligated to pay such Additional Amounts. If the Issuer elects so to redeem any Senior Note, the Issuer must certify to the Trustee that it has made or will be required to make such a payment of Additional Amounts.

        5. The Indenture imposes certain limitations on the ability of the Company and its

Significant Subsidiaries to, among other things, create or suffer to exist certain Liens. The Indenture imposes limitations on the ability of the Issuer and the Company to merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Issuer and the Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

        6. The payment of principal, interest, Additional Amounts and other amounts payable in respect of the Senior Notes is unconditionally guaranteed by the Company in accordance with Article Eleven of the Indenture. The Indenture permits the Company, at its option at any time, to assume all of the Issuer's rights and obligations under the Indenture, the Senior Notes and related documents in accordance with the terms of a supplemental Indenture, in which event the Issuer will be released from such rights and obligations.

        7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Company and the rights of the Holders to be affected under the Indenture at any time by the Issuer and the Company and the Trustee with the consent of the Holders representing at least a majority in principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Issuer and the Company with certain provisions of the Indenture and certain defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall bind such Holder and all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

        8. No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligations of the Issuer or the Company, which are absolute and unconditional, to pay (in the case of the Company as provided in the Guaranty) the principal of (and premium, if any), interest and Additional Amounts on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

        9. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium, if any) and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

        10. The Senior Notes are issuable only in registered form without coupons indenominations of five hundred thousand dollars ($500,000) or, if this Senior Note is a Global Note, one thousand ($1,000), and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        11. Prior to due presentment of this Senior Note for registration of transfer, the Issuer, the Company, the Trustee and any agent of the Issuer, the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Issuer, the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        12. All payments on the Senior Notes will be made in United States Dollars.

        13. A director, officer, employee or stockholder, as such, of the Issuer or the Company shall not have any liability for any obligations of the Issuer or the Company under this Senior Note, the Guaranty or the Indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Senior Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Senior Note and the Guaranty.

        14. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Issuer or the Company has caused CUSIP numbers to be printed on the Senior Notes as a convenience to the Holders of the Senior Notes. No representation is made as to the correctness or accuracy of such numbers as printed on the Senior Notes and reliance may be placed only on the other identification numbers printed hereon.

        15. At any time when the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, upon request of a Holder of a Senior Note or of a beneficial owner of an interest in a Global Note, the Issuer and the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or beneficial owner, or to a prospective purchaser of a Senior Note or a beneficial interest in a Global Note designated by such holder or beneficial owner of such interest, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

ASSIGNMENT FORM

    To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to

_____________________________________________________________________________
(Insert assignee's social security or tax I.D. number)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint __________________ agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him or her.

Dated:_____________________	Your Signature:____________________
(Sign exactly as your name appears on
the other side of this Senior Note)

Signature Guaranty:_________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Social Security Number or Taxpayer Identification Number:_____________________________

MANNER OF TRANSFER (YOU MUST CHECK A BOX)
To IBP Finance Company of Canada

To IBP, inc.

Inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act

Inside the United States in the form of certificated notes only to an "Institutional
Accredited investor" (contact Trustee for form of letter which must be delivered)

Outside the United States in compliance with Rule 904 of Regulation S under the
Securities Act

Pursuant to Rule 144 under the Securities Act

Other transaction (contact Trustee for form of opinion which must be delivered)

Schedule A

SCHEDULE OF ADJUSTMENTS
			Principal amount	Notation made on
Date adjustment	Principal amount	Principal amount	following	behalf of the
made	increase	decrease	adjustment	Security Registrar

6/3/97	124,000,000		124,000,000	/s/ GM Carroll